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                                                                    EXHIBIT 21.1


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                                                  JURISDICTION OF     NAMES UNDER WHICH
SUBSIDIARY                                         INCORPORATION      SUBSIDIARIES DO BUSINESS
----------------------------------------------- --------------------- ------------------------------------------------
Advanced Assembly Automation, Inc.                      Ohio          Advanced Assembly Automation, Inc., DT
                                                                      Assembly and Test-North America
Armac Industries, Co.                                 Delaware        Armac Industries, Co., DT Converting
                                                                      Technologies
Assembly Machines, Inc.                             Pennsylvania      Assembly Machines, Inc., DT Precision Assembly
Assembly Technology & Test, Inc.                      Delaware        Assembly Technology and Test, Inc., DT
                                                                      Assembly and Test-North America
Assembly Technology & Test Limited                  England and       Assembly Technology & Test Limited, DT
                                                       Wales          Assembly and Test-Europe
Assembly Technologie & Automation GmbH                Germany         Assembly Technologie & Automation GmbH, DT
                                                                      Assembly and Test-Europe
Detroit Tool and Engineering Company                  Delaware        Detroit Tool and Engineering Company
                                                                      Peer
DTI Lebanon Subsidiary, Inc. (f/k/a Detroit           Missouri        DTI Lebanon Subsidiary
Tool Metal Products Co.)
DT Canada Inc.                                     New Brunswick,     DT Canada Inc.
                                                      Canada
DT Capital Trust                                      Delaware        DT Capital Trust
DT Industries Foreign Sales Corporation            Barbados, West     DT Industries Foreign Sales Corporation
                                                       Indies
DT Industries (UK) Limited                          England and       DT Industries (UK) Limited
                                                       Wales          C.E. King, DT Packaging Systems
DT Industries (UK) II Limited                       England and       DT Industries (UK) II Limited
                                                       Wales
DT Resources, Inc.                                    Delaware        DT Resources, Inc.
Hansford Manufacturing Corporation                    New York        Hansford Manufacturing Corporation
Kalish Inc.                                        New Brunswick,     Kalish Inc.
                                                      Canada
Pharma Group, Inc.                                    Delaware        DT Packaging Systems
                                                                      Merrill
                                                                      Lakso
                                                                      Merrill-Lakso
Mid-West Automation Enterprises, Inc.                 Illinois        Mid-West Automation Enterprises, Inc.
Mid-West Automation Systems, Inc.                     Illinois        Mid-West Automation Systems, Inc., DT
                                                                      Precision Assembly
Sencorp Systems, Inc.                                 Delaware        Sencorp Systems, Inc., DT Converting
                                                                      Technologies
Swiftpack Automation Limited                        England and       Swiftpack Automation Limited, DT Packaging
                                                       Wales          Systems
Vanguard Technical Solutions, Inc.                    Delaware        Vanguard Technical Solutions, Inc.
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